UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2008

IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 296-8000

                          Not Applicable
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 27, 2008, IKON Office Solutions, Inc. (“IKON”) announced that it entered into a definitive agreement with Ricoh Company, Ltd. (“Ricoh”) dated August 27, 2008.  Under the terms of the agreement, Ricoh, through an indirect wholly owned subsidiary, Keystone Acquisition, Inc., will acquire IKON for $17.25 per share or approximately $1.6 billion in cash.

The transaction is subject to antitrust approvals in the United States, Canada and Europe, customary closing conditions and the approval of IKON’s shareholders.

A copy of the press release issued by IKON on August 27, 2008, concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.  The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release of IKON Office Solutions, Inc., issued on August 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON OFFICE SOLUTIONS, INC. (Registrant)

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President
General Counsel and Secretary

Dated:  August 27, 2008

Exhibit Index

Exhibit No.	Description

99.1	Press Release of IKON Office Solutions, Inc., issued on August 27, 2008.